As filed with the Securities and Exchange Commission on January 5, 1996
                                     Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          AMENDMENT NO. 1
                             TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                   DEVCON INTERNATIONAL CORP.
     (Exact name of registrant as specified in its charter)

     Florida                                 59-0671992
(State or Other Jurisdiction            (I.R.S. Employer
of Incorporation or Organization)       Identification No.)

                1350 E. Newport Drive, Suite 201
                 Deerfield Beach, Florida  33443
                         (305) 536-1500
       (Address, Including Zip Code, and Telephone Number,
          Including Area Code, of Registrant's Principal
                       Executive Offices)


                      Donald L. Smith, Jr.
                            President
                   Devcon International Corp.
                1350 E. Newport Drive, Suite 201
                 Deerfield Beach, Florida  33443
                         (305) 429-1500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                  Copies of communications to:
                  Robert L. Grossman, Esquire
                  Greenberg, Traurig, Hoffman,
                  Lipoff, Rosen & Quentel, P.A.
                      1221 Brickell Avenue
                      Miami, Florida 33131
                         (305) 579-0500


Approximate date of commencement of proposed sale to the public:
       From time to time after this Registration Statement
                       becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


















Information contained herein is subject to completion or amendment.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.











































PROSPECTUS


                      DATED JANUARY 5, 1996


                          33,333 Shares

                   DEVCON INTERNATIONAL CORP.

                          Common Stock


     This Prospectus covers an aggregate of 33,333 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of Devcon International Corp., a Florida corporation (the "Company"), being sold by a single shareholder of the Company (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any proceeds from the sale of shares by the Selling Shareholder.

     The Common Stock is quoted on the National Market of the National Association of Security Dealers Automated Quotation System ("NASDAQ") under the symbol DEVC. On December 15, 1995, the average of the last reported bid and ask price of the Common Stock as reported by NASDAQ was $7.57 per share.

     The Company has been advised by the Selling Shareholder that he may sell all or a portion of the shares offered hereby from time to time in the over-the-counter market (or any exchange on which the Common Stock may then be listed), in negotiated transactions, directly or through broker-dealers or otherwise, that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholder and any broker-dealers participating in such sales may be deemed to be an underwriter as that term is defined under the Securities Act of 1933 (the "Securities Act"). Neither the Company nor the Selling Shareholder can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholder on account of his sale of Common Stock from time to time. In addition, the Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

     The Company will pay all the expenses, estimated to be approximately $7,400, in connection with this offering, other than underwriting and brokerage commissions, discounts, fees and counsel fees and expenses incurred by the Selling Shareholder. The Shares are being registered at the request of the Selling Shareholder pursuant to a stock registration rights agreement entered into by the Company and the Selling Shareholder with respect to the Shares (the "Registration Rights Agreement").

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is January 5, 1996
































                   DEVCON INTERNATIONAL CORP.

                        TABLE OF CONTENTS


                                                             Page


AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . .

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . .

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . .

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .

SELLING SHAREHOLDER. . . . . . . . . . . . . . . . . . . . . .

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . .

DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . .

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .


     No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Shares described in the cover page hereof, or an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, Suite 1300, New York, New York 10048; and 3475 Lenox Road, N.E., Suite 1000, Atlanta, Georgia 30326-7232. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected at the offices of NASDAQ, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus,which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the Public Reference Section of the Commission at the aforementioned facilities of the Commission, upon payment of the fee prescribed by the Commission. The summaries contained in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company under the Exchange Act with the Commission are incorporated in and made a part of this Prospectus by reference:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

          (ii) the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June
                 30, 1995 and September 30, 1995;

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

      Any information contained herein or in a document incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that information contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or replaces such information. Any such information so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

      The Company will provide, without charge, to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal executive offices: Attn: Secretary, 1350
E. Newport Drive, Suite 201, Deerfield Beach, Florida 33443, telephone number (305) 429-1500.


                           THE COMPANY

General

      Devcon International Corp. (the "Company") is the largest producer and distributor of ready-mix concrete and quarry products in the United States Virgin Islands, Antigua and Barbuda, West Indies ("Antigua"), St. Maarten, Netherlands Antilles ("St. Maarten"), St. Martin French West Indies, Saba, Netherlands Antilles, Dominica, West Indies and Tortola, British Virgin Islands and is a land development contractor in the Caribbean.

      In the Caribbean, the Company produces and distributes ready-mix concrete, crushed stone, concrete block and asphalt and distributes bulk and bagged cement. The Company's facilities have enabled the Company to establish a significant market share in most of the locations in which it operates and afford the Company resources, production capacity, a local presence and a cost structure that the Company believes would be difficult for competitors to duplicate. As a result, the Company has less competition and, therefore, produces a substantial percentage of the concrete and related products used in these islands.

      The Company currently performs earthmoving, excavating and filling operations and builds golf courses, roads, utility infrastructures, dredges waterways and constructs deep water piers and marinas in the Caribbean. The Company has historically provided land development contracting services to both private enterprises and governments in Florida and the Caribbean, and the Company is one of the few land development contractors with a local base of operations in the United States Virgin Islands, Antigua and St. Maarten. Since early 1993, the Company has not been seeking new contracts in the United States due to the high level of competition in the Florida construction market, although the Company would react to any opportunity it believes has acceptable profit potential. The Company's project managers have substantial experience working in the land development contracting business, and the Company has equipment that is well-suited for the Caribbean markets. The Company has equipment and personnel in the Caribbean that the Company believes, in some instances, allow the Company to start work more quickly and less expensively than other contractors and, therefore, to bid competitively for and complete cost-effectively land development contracts. The Company believes its relationships with customers in the Caribbean give it a significant competitive advantage.

      The Company also owns and operates a marina in the United
States Virgin Islands and has a majority interest in a partnership that manufactures and sells specialty ceiling tiles.

      The Company's principal executive offices are located at 1350 East Newport Drive, Suite 201, Deerfield Beach, Florida 33443 and its telephone number is (305) 429-1500. Unless the context otherwise requires, the term the "Company" as used in this Prospectus refers to Devcon International Corp. and its subsidiaries.


Recent Developments

      During the month of September, Hurricanes Luis and Marilyn reached the Caribbean, inflicting extensive damage in St. Thomas, St. Maarten/Martin, St. Eustatius, and Antigua. The Company's facilities and equipment sustained relatively minor damage from the hurricanes. Although the Company's operations came to a standstill when the hurricanes reached the islands, such operations have begun to return to normal. Except for St. Thomas, sales volumes have returned to or exceed pre-storm levels. It is presently expected that the United States Virgin Islands and St. Maarten/Martin will receive some relief aid; however, the amount of this aid has not yet been determined. The short-term impact on the Company's revenues from operations caused by Hurricanes Luis and Marilyn has been negative due primarily to work stoppages and business disruption throughout the Caribbean. The Company is unable to predict with certainty the long-term impact that Hurricanes Luis and Marilyn will have on its revenues and earnings, on the economy of the islands in general, and on the construction industry and the Company's customers, in particular. The Company believes, however, that the effects of Hurricanes Luis and Marilyn could ultimately have a positive impact on the Company in Antigua, St. Maarten/Martin and St. Thomas if construction activity increases to repair damage caused by the hurricanes and to build improved structures.


                          RISK FACTORS

      In considering the matters set forth in this Prospectus, prospective purchasers should carefully consider the matters set forth below as well as the other information set forth in this Prospectus.

      Dependence Upon Key Management. The Company is dependent upon the services of Donald L. Smith, Jr., the Company's co-founder, principal shareholder, Chairman, President and Chief Executive Officer, and a small group of executive officers. The loss of the services of Mr. Smith or any of such executive officers could have a material adverse effect on the Company.

      Foreign Operations. Various portions of the Company's operations are conducted in foreign areas. In 1994, approximately 46.6% of the Company's revenues were derived from foreign operations. The potential risks of doing business in foreign areas include potential adverse changes in the diplomatic relations of foreign countries with the United States, changes in the relative purchasing power of the United States dollar, hostility from local populations, adverse effects of exchange controls, restrictions on the withdrawal of foreign investment and earnings, government policies against businesses owned by non-nationals, expropriations of property, the instability of foreign governments and the risk of insurrection that could result in losses against which the Company
is not insured.   The Company is generally not subject to these
risks in the United States Virgin Islands (a United States territory that uses the United States dollar as its currency). The Company also is subject, under certain circumstances, to United States Federal income tax upon the distribution of certain offshore earnings. Although the Company has not encountered significant difficulties in its foreign operations in the past, there can be no assurance that the Company will not encounter difficulties in the future.

      Land Development Contracting Business. The Company generally enters into either fixed-price contracts that provide for an established price that does not vary during the term of the contract or unit-price contracts under which the Company's fee is based on the quantity of work performed. Fixed-price contracts and, to a lesser extent, unit-price contracts, involve inherent risks, such as unanticipated increases in the cost of labor and/or materials, subcontracts that were unexpected at the time of bidding, bidding errors, unexpected field conditions, adverse weather conditions, the inability of subcontractors to perform, work stoppages and other events beyond the control of the Company. Although the Company attempts to minimize the risks inherent in its contracts by, among other things, obtaining subcontracts from reliable subcontractors, anticipating labor and material cost increases, anticipating contingencies, utilizing its cost control system and obtaining certain cost escalation clauses, there is no assurance that the Company will be able to complete its current or future contracts at a profit. In addition, the longer the term of fixed-price contracts and, to a lesser extent, unit-price contracts, the greater the risks associated therewith.

      Some of the Company's contracts also call for project completion by a specified date and may contain a penalty clause for the Company's failure to complete a project by such date. In addition, pursuant to some of its contracts the Company makes warranties that extend for a period of time beyond the completion of such contracts.

      The Company endeavors to ensure that its land development contracting resources are effectively utilized and to that end pursues new contracts as the completion time for existing contracts approaches. To the extent the Company has entered into large land development contracts to which a significant part of its resources are committed, the failure to obtain new contracts upon the completion of such contracts could adversely affect the Company's results of operations.

      Stock Ownership of Management. The Company's officers and directors beneficially own, directly or indirectly and, in the aggregate, a significant percentage of the outstanding shares of Common Stock and have the ability to significantly influence the outcome of any matters submitted to a vote of the Company's shareholders.

      Economic Factors. The Company's land development contracting and concrete and related products businesses are materially dependent upon economic conditions in general and, in particular, upon the level of development and construction activities in the Caribbean. A general downturn in the economy in this region would adversely affect the housing and construction industry and, therefore, would adversely affect the Company's contracting and concrete and related products businesses.

      Non-Payment of Dividends. The Company has not paid any dividends on its Common Stock in the last three years. The Company anticipates that for the foreseeable future it will continue to retain any earnings for use in the operation of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Board of Directors.



                         USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of shares of Common Stock being offered by the Selling
Shareholder hereunder.

      Expenses expected to be incurred by the Company in connection with this offering are estimated at approximately $7,400.


                       SELLING SHAREHOLDER

      The Selling Shareholder has never held any position or office with the Company or had any other material agreement with the Company. The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholder.

[CAPTION]


                          Number of
Name and Address of     Shares Owned      Number of Shares
Selling Shareholder   Prior to Offering    Offered Hereby

Transport Horizons,        33,333              33,333
 Inc.
One Concourse Parkway
Suite 155
Atlanta, Georgia 30328


(continued)





















                     Percent of Shares    Ownership of
                      of Common Stock   Shares of Common
Name and Address of        Held            Stock After
Selling Shareholder  Prior to Offering     Offering(1)

                                        Shares  Percentage

Transport Horizons,           *         0       0.0%
 Inc.
One Concourse Parkway
Suite 155
Atlanta, Georgia 30328




*    Less than 1%.

(1) Assumes all Shares registered hereby are sold. Since the Selling Shareholder may sell all, some or none of his Shares, no actual estimate can be made of the aggregate number of Shares that are to be offered hereby or the number or percentage of Shares that each Selling Shareholder will own upon completion of the offering to which this Prospectus relates.


                      PLAN OF DISTRIBUTION

     The Selling Shareholder has advised the Company that he may from time to time sell all or part of the Shares in one or more transactions in the over-the-counter market, on the Nasdaq (or any exchange on which the Common Stock may then be listed), in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of the Shares from whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholder and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act. Neither the Company nor the Selling Shareholder can presently estimate the amount of commissions or discounts, if any, that will be paid by the Selling Shareholder on account of his sale of Common Stock from time to time.

     Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Company will pay all of the expenses, estimated to be approximately $8,000, incident to the registration, offer and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents and attorneys' fees. The Company has agreed to indemnify the Selling Shareholder, its directors, officers, agents and representatives, and any underwriters, against certain liabilities, including liabilities under the Securities Act. The Selling Shareholder has also agreed to indemnify the Company, its directors, officers, agents and representatives against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Shareholder.

     The Selling Shareholder has advised the Company that it will comply with Rule 10b-6 promulgated under the Exchange Act in connection with all resales of the Shares offered hereby.

     The Company has been advised by the Selling Shareholder that he has not, as of December 15, 1995, entered into any arrangement with a broker-dealer for the sale of the Shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer.


                  DESCRIPTION OF CAPITAL STOCK

Common Stock

     The Company's Articles of Incorporation, as amended, authorize the issuance of 15,000,000 shares of Common Stock, par value $.10 per share. As of November 13, 1995, there were 4,431,177 shares of Common Stock issued and outstanding together with options granted by the Company's Board of Directors to purchase 498,880 shares of Common Stock.

     Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors. Additionally, holders of Common Stock are entitled to one vote for each share of Common Stock held of record upon all matters presented for action by shareholders. Shares of Common Stock have no preemptive or other rights to subscribe for additional shares. The Board of Directors may, from time to time, declare, and the Company may pay, dividends and other distributions with respect to its outstanding shares of Common Stock in cash, property or its own shares of Common Stock which are legally available therefor. Upon liquidation or dissolution of the Company, all such holders are entitled to receive pro rata the assets of the Company available for distribution to its shareholders. All of the outstanding shares of Common Stock are fully paid and non-assessable.

     The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all members of the Company's Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Common Stock are fully paid and non-assessable.

     The transfer agent for the Common Stock is the Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Certain Florida Legislation

     Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and the Company's Articles of Incorporation also authorize the Company to indemnify the Company's directors, officers, employees and agents.


                          LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., Miami, Florida.


                             EXPERTS

     The financial statements of the Company and its subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference in this prospectus and registration statement from the Company's Annual Report on Form 10-K in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which is incorporated herein by reference, and have been so incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.







































     No dealer, salesperson or other person is authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering, and any information or representation not contained herein must not be relied upon as having been authorized by the Company, any Underwriter or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to or solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.








































                          33,333 Shares

                             DEVCON
                       INTERNATIONAL CORP.

                          Common Stock












                           PROSPECTUS
















                         January 5, 1996























                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The Company estimates that expenses in connection with the offering described in this registration statement (other than underwriting and brokerage discounts, commissions and fees and legal fees incurred by the Selling Shareholder, if any, payable by such Selling Shareholder) will be as follows:

Securities and Exchange Commission
 registration fee. . . . . . . . . . . . . .    $  100
Legal fees and expenses. . . . . . . . . . .     5,800
Accounting fees and expenses . . . . . . . .     1,500

     Total . . . . . . . . . . . . . . . . .     7,400


     All amounts except the Securities and Exchange Commission registration fee are estimated.


Item 15.  Indemnification of Directors and Officers.

     The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Bylaws provide that the Company shall have the power to indemnify and may insure its officers and directors to the fullest extent not prohibited by law.

     Due to the foregoing provisions, the Company's security holders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available for any particular case, security holders may not have any effective remedy against the challenged conduct.

     Pursuant to the Registration Rights Agreement filed as Exhibit
2.1 to this Registration Statement, each of the Company and the Selling Shareholder has agreed to indemnify the other and their directors, officers, agents and representatives (and with respect to the indemnification of the Selling Shareholder, any underwriters) against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






































Item 16.  Exhibits

Exhibit
Number     Description


2.1 Registration Rights Agreement dated April 28, 1994 by and between the Registrant and Transport Horizons, Inc.*


3.1 The Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Registration
     Statement on Form S-2 (No.33-31107))

3.2 The Company's Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989)

5    Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
     Quentel, P.A.

23.1 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
     Quentel, P.A.

23.2 Consent of KPMG Peat Marwick LLP

24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

*    Previously filed.



Item 17.   Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






















                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida on this 2nd day of January, 1996.


                              DEVCON INTERNATIONAL CORP.


                              By:/s/DONALD L. SMITH, JR.
                              Donald L. Smith, Jr.,
                              President and Director


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald L. Smith, Jr. and Richard L. Hornsby, respectively, his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, including any registration statement pursuant to Rule 462 under the Securities Act, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[CAPTION]


Signature                   Title             Date


/s/ DONALD L. SMITH, JR.   President and        January 2, 1996
Donald L. Smith, Jr.       Director (principal
                           executive officer)

(continued)


/s/ WALTER B. BARRETT      Chief Financial      January 2, 1996
Walter B. Barrett          Officer and
                           Treasurer (prin-
                           cipal financial
                           and accounting
                           officer)




/s/ RICHARD L. HORNSBY     Executive Vice       January 2, 1996
Richard L. Hornsby         President and
                           Director







/s/ ROBERT A. STEELE       Director             January 2, 1996
Robert A. Steele
































                          EXHIBIT INDEX



[CAPTION]




Number         Description                      Page




   5       Opinion of Greenberg, Traurig,
           Hoffman, Lipoff, Rosen & Quentel,
           P.A.



 23.1      Consent of  Greenberg, Traurig,
           Hoffman, Lipoff, Rosen & Quentel,
           P.A. (contained in Exhibit 5
           herein)



 23.2      Consent of KPMG Peat Marwick LLP


 24.1      Power of Attorney (contained on
           signature page)














                          EXHIBIT 23.2




                      Accountant's Consent



The Board of Directors
Devcon International Corp. and Subsidiaries:



We consent to incorporation by reference in the registration statement on Form S-3 of Devcon International Corp. and Subsidiaries of our report dated March 24, 1995, relating to the consolidated balance sheets of Devcon International Corp. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Devcon International Corp. and Subsidiaries. As discussed in note 1(j) to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993.




KPMG Peat Marwick LLP


Fort Lauderdale, Florida

January 2, 1996